UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 1, 2013

Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-52004	48-0561319
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Security Benefit Pl. Suite 100, Topeka, Kansas		66606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	785.233.0507

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2013, the Federal Home Loan Bank of Topeka (FHLBank) declared elected the following individuals in FHLBank’s 2013 election of directors with terms commencing on January 1, 2014:

• Andrew C. Hove, Jr., NeighborWorks Lincoln (Public Interest Director)
• Richard S. Masinton, CFO and Executive Vice President, Quinn Capital, LLC (Independent Director)
• Mark J. O’Connor, Vice President, FirstBank, Lakewood, Colorado (Member Director)

Each of the foregoing directors will serve four year terms expiring on December 31, 2017.

Messrs. Hove, Masinton and O’Connor are incumbent directors with terms expiring on December 31, 2013. Mr. Hove currently serves as a member of the Audit, Housing and Governance, and Operations committees. Mr. Masinton currently serves as Chair of the Compensation committee and as a member of the Executive and Risk Oversight committees. Mr. O’Connor currently serves as a member of the Compensation, Operations and Risk Oversight committees. At the time of this filing, there has been no determination on which committees any of the FHLBank directors may serve in 2014.

On September 20, 2013, FHLBank filed a Form 8-K announcing that Mr. James R. Hamby, CEO of Vision Bank, n.a., Ada, Oklahoma, was deemed elected as a Member Director of FHLBank’s board of directors. The Form 8-K filed by FHLBank on September 20, 2013, is incorporated herein by reference.

The election of directors took place in accordance with the rules governing the election of Federal Home Loan Bank directors specified in the Federal Home Loan Bank Act, as amended (the Bank Act), and the related regulations of the Federal Housing Finance Agency (FHFA).

Pursuant to the Bank Act and FHFA regulations, the majority of FHLBank’s directors, known as Member Directors, are elected by FHLBank’s membership in each state. The remaining directors, known as Independent Directors and which include Public Interest Directors, are elected through district-wide elections. In the normal course of its business, FHLBank extends credit to members whose officers or directors may serve as member directors of FHLBank. All loans extended by FHLBank to such members are on market terms that are no more favorable to them than the terms of comparable transactions with other members.

FHLBank will compensate its directors pursuant to FHLBank’s 2014 Board of Directors Compensation Policy, which will become effective on January 1, 2014, subject to the authority of the director of the Federal Housing Finance Agency to review the Board of Directors Compensation Policy. The purpose of the Board of Directors Compensation Policy is to provide directors reasonable compensation for their time and effort exerted in performing their duties as directors of FHLBank.

FHLBank directors will be compensated through board meeting attendance fees. The Board of Directors Compensation Policy establishes a maximum annual compensation, which generally provides that a director (other than board chair, board vice chair, and committee chairs) may be paid a total of $80,000. The board chair is subject to a maximum annual compensation of $105,000 and the board vice chair and those directors serving as committee chairs are subject to maximum annual compensation of $90,000. In the event an individual serves as both vice chair and as a committee chair, that individual shall be entitled to an increase of $5,000 in his or her maximum annual compensation. Directors will be paid a meeting fee for each day in physical attendance at a regular meeting of the board, which is calculated by dividing the maximum annual compensation by six. Directors will also be entitled to reimbursement for all necessary and reasonable travel, subsistence and other related expenses incurred in connection with the performance of their official duties.

A copy of the Board of Directors Compensation Policy is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Also on November 7, 2013, FHLBank distributed a message to its members announcing the election of FHLBank directors. A copy of the message to members is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

FHLBank’s director election concluded on November 1, 2013. The results of the director election were declared final as described in Item 5.02 of this Current Report on Form 8-K. Complete voting results are included in the message to members that is attached to this Current Report on Form 8-K as Exhibit 99.1, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The information provided in Items 5.02 and 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

The information contained in this Current Report on Form 8-K and the information contained in Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (the Exchange Act) or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933 if such subsequent filing specifically references this Current Report on Form 8-K. In addition, the furnishing of information in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by FHLBank that the information is material or complete.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
10.1 2014 Board of Directors Compensation Policy
99.1 Message to FHLBank members dated November 7, 2013, announcing FHLBank’s election results

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

November 7, 2013	By:	/s/ Patrick C. Doran

Name: Patrick C. Doran
Title: SVP, General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	2014 Board of Directors Compensation Policy
99.1	Message to FHLBank members dated November 7, 2013, announcing FHLBank’s election results